SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


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[X]  Soliciting Material Pursuant to ss. 240.14a-12

                                   Yahoo! Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Carl C. Icahn
                                Keith A. Meister
                                Lucian A. Bebchuk
                              Frank J. Biondi, Jr.
                                 John H. Chapple
                                   Mark Cuban
                                    Adam Dell
                                 Edward H. Meyer
                                 Brian S. Posner
                                 Robert K. Shaye
                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                        Icahn Partners Master Fund III LP
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                                Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                         Icahn Enterprises Holdings L.P.
                           Icahn Enterprises G.P. Inc.
                                  Beckton Corp.
                               Vincent J. Intrieri
                                 David Schechter
                                    Mayu Sris
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


On June 6, 2008, Carl C. Icahn issued a press release relating to Yahoo! Inc., which is filed herewith as Exhibit 1.


SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF YAHOO! INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF YAHOO! INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMEMT ON SCHEDULE 14A THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 2008.

                                                                       EXHIBIT 1
                                                                       ---------


                                  Carl C. Icahn

             ICAHN SENDS OPEN LETTER TO BOARD OF DIRECTORS OF YAHOO!

Contact: Susan Gordon: (212) 702-4309

NEW YORK, NY, JUNE 6, 2008. Carl Icahn today announced that the following letter was delivered to the board of directors of Yahoo!

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF YAHOO! INC. FOR USE AT ITS ANNUAL MEETING, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF YAHOO! INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 2008.

                                  Carl C. Icahn
                                ICAHN CAPITAL LP
                          767 Fifth Avenue, 47th Floor
                               New York, NY 10153

                                  June 6, 2008

Roy Bostock
Chairman
Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089

Dear Roy:

     While you may take issue with the content of my letter, I take issue with your oversight of Yahoo! Again, I stand by my characterization of your "poison pill" severance plan and I find it humorous to see you attempt to defend it.

     Roy, it is you who "misrepresents and misstates the details" of the plan. Much like the rhetoric in many well known political campaigns, you keep repeating misstatements in the hopes that by repeating misstatements enough times it will convince your shareholders that these misstatements are valid. For example, you repeated, "the plan was fully disclosed at the time of its adoption and should be no surprise to anyone at this point." This is simply not true. The egregious magnitude of the dollar amount cost of the plan was never fully disclosed, nor was the email from your compensation advisor calling the plan "nuts." While you keep repeating that the severance plan was in the "best interests of shareholders", you neglect to mention that the financial cost of the plan could be immense. The documents obtained during discovery and released in the shareholder complaint show that Yahoo! estimates the maximum change in control severance expenses to be a staggering $2.4 billion if Microsoft bids $35 per share for Yahoo! You neglected to mention that the true cost to an acquirer may be even higher as the perverse change in control severance incentives may diminish the work effort of Yahoo! employees. In case you do not understand the plan, in addition to the $2.4 billion of severance expenses, I believe the plan will negatively impact employee behavior and degrade the ability of an acquirer to successfully integrate the acquisition. In the event of a change of control, the employee may decide not to work as hard in the hopes of cashing in on a robust severance package that awards up to two years salary and benefits, $15,000 of outplacement expenses, and accelerated vesting of stock options and restricted stock units. To make matters worse, it is not just the acquirer firing the employee that can trigger the severance package but the employee who may decide on his or her own to resign for "good reason" at any point within two years of a change in control. It is quite obvious to me that this plan impacts the price an acquirer would pay. Is it any wonder than an acquirer, once fully comprehending this plan, might not wish to negotiate any further? I again call upon you to honor your fiduciary duty to your shareholders and rescind this "poison pill" severance plan.

     You asked, "what exactly would happen to our Company if you and your nominees were to take control of Yahoo!" I will give you my perspective on that.

     o First, I would work to have the board replace your "poison pill" severance plan with an acceptable alternative.

     o Second, I intend to ask our new board to hire a talented and experienced CEO (attempting to replicate Google's success with Eric Schmidt) to replace Jerry Yang and return Jerry to his role as "Chief Yahoo". Indeed, it was much speculated that Jerry would serve in the CEO role temporarily until a permanent CEO was hired after the board asked Terry Semel to resign.

     o Third, I intend to ask our new board to inform Microsoft that unless any alternative transaction can insure a $33 or higher stock price (of which I am skeptical) all talks of alternative transactions are over.

     o Fourth, I will ask our new board to offer publicly to sell Yahoo! to Microsoft in a friendly and cooperative transaction.
                       ---------------------------------------------------------

     o Fifth, to the extent Microsoft does not want to make a proposal, I will ask our new board do a deal on search with Google, but only if it contains termination provisions that would in no way impede a subsequent acquisition by Microsoft.

         Now let me ask you a couple of questions, Roy:

     o Why don't you, now that you have the opportunity, remove the "poison pill" severance plan that I find to be ridiculous and thereby remove a major obstacle to a Microsoft acquisition?

     o In my opinion, Microsoft does not believe you will ever sell the entire company on a friendly basis. So why don't you stop dancing around the subject and publicly offer to sell the company to Microsoft for $34.375 per share and promise to cooperate completely?

     o Why are you still giving hope to Microsoft that there is a possible "alternative deal"? As long as there is the possibility of an "alternative deal", isn't it obvious that Microsoft will not make a bid for the whole company?


                                                              Sincerely yours,



                                                              CARL C. ICAHN